                                                                   EXHIBIT 10.35

                              FIRST LEASE AMENDMENT

Agreement made this 7th day of August, 1996 by and between 410 Forest Street Realty Trust, with a mailing address of 293 Boston Post Road West, Suite 320, Marlborough, Massachusetts, 01752 (hereafter referred to as "Landlord") and Cuplex, Inc. with a principal place of business at 1500 F. Highway 66, Garland, Texas, 75040, (hereinafter referred to as "Tenant").

WHEREAS, Landlord and Tenant have entered into a certain lease dated July 1, 1996, (hereinafter referred to as the "Lease") relating to a certain space at 410 Forest Street, Marlborough, Massachusetts, 01752.

WHEREAS, Landlord and Tenant have agreed to modify and amend the Lease by modifying the Term and to make such other modifications and amendments to the Lease as may be necessary, all as more fully set forth hereinbelow, which modifications and amendments shall be effective upon Execution of this document.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

Section 1 of said term is hereby further modified and amended by deleting therefrom the dates "July 1, 1996 to June 30, 2006" set forth in the subsection thereof entitled "Term" and by substituting therefor the dates "July 22, 1996 to July 21, 2006".

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Lease Amendment under seal as of the 7th day of August, 1996.


LANDLORD: 65 Boston Post Road Realty Trust


          /s/ David P. Depietri
          -----------------------------------
          By: David P. Depietri
          Its: Trustee

TENANT: Cuplex, Inc.


          /s/ Ronald Ryno
          -----------------------------------
          By: Ronald Ryno
          Its: President

                                     LEASE
                                     -----
            THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the building known as and numbered as 410 Forest Street (the "Building") Marlborough, Massachusetts which Building is situated on a certain parcel of land containing approximately 3.4 acres (the "Land").

            The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I
                             BASIC LEASE PROVISIONS
                             ----------------------
            1.1 INTRODUCTION. The following sets forth basic data and, where appropriate, constitutes definitions of the term hereinafter listed.

            1.2 BASIC DATA.

LANDLORD'S REPRESENTATIVE:             David Depietri
                                       Rosewood Development Corporation


LANDLORD'S ADDRESS
(FOR PAYMENT OF RENT):                 410 Forest Street Realty Trust
                                       c/o Rosewood Companies
                                       293 Boston Post Road West
                                       Suite 320
                                       Marlboro, MA 01752

LANDLORD'S ADDRESS
(FOR NOTICE AND BILLING):              Same as Above

TENANT:                                Cuplex, Inc.
                                       1500 E. Highway 66
                                       Garland, Texas 75040

TENANT'S REPRESENTATIVE:               Michael Ryan


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TENANT'S PHONE NUMBER:                 (214) 276-0333 (Texas)
                                       (508) 624-4615 (Marlborough)

PREMISES:                              410 Forest Street, Marlborough, MA 01752

RENTABLE AREA OF PREMISES:             32,500 Square Feet.

RENTABLE AREA OF THE BUILDING:         32,500 Square Feet.

RENT COMMENCEMENT DATE:                July 1, 1996 or upon completion
                                       of Landlord's work required under 13.24
                                       and 13.27 whichever is later.

TERM COMMENCEMENT DATE:                July 1, 1996 or upon completion
                                       of Landlord's work required under 13.24
                                       and 13.27 whichever is later

LEASE TERMINATION DATE:                Ten (10) years from the Term
                                       Commencement Date.

TERM:                                  Ten (10) years.

BASE RENT: SEE SCHEDULE BELOW:

       YEARS            NET. NET. NET       NET. NET. NET       NET. NET. NET
       -----           RATE PER SQ. FT.     ANNUAL RENT         MONTHLY RENT
                       ----------------     -----------         ------------

         1                  $5.00           $162,500.00          S13,541.66
         2                  $5.50           $178,750.00          $14,895.83
         3                  $6.00           $195,000.00          $16,250.00
         4                  $6.50           $211,250.00          $17,604.17
        5-10                $7.00           $227,500.00          $18,958.34

Use: Office, sales office, distribution, warehouse space and mechanical and electronic assembly operations.

Description:       The building containing the aggregate 32,500 +/- rentable
                   square feet of floor area as located and depicted on Exhibit
                   "A" attached hereto and made a part hereof.

                                   ARTICLE II
                             DESCRIPTION OF PREMISES
                             -----------------------

            2.1 LEASE OF PREMISES. Landlord hereby demises and Leases to Tenant, and Tenant hereby agrees to rent from Landlord, the Premises suitably identified in the foregoing portions of this Lease.

Excepted and excluded from the Premises are the roof or ceiling, floor and all perimeter walls of the Premises, except the inner surfaces thereof, but the entry doors to the Premises are not excluded from the Premises; and further reserving the right to replace, maintain, repair, install and use ducts, utility lines, pipes and the like, to serve the Building and to replace maintain, and repair such utility lines, pipes and like in, over and upon the Premises.

            2.2 APPURTENANT RIGHTS. Tenant shall have, as appurtenant to the Premises, the exclusive right to use and permit its invitees to use the parking spaces and such internal roadways that service the Building, but such rights always shall be subject to reasonable rules and regulations from time to time established by Landlord by suitable notice.

                                  ARTICLE III
                                 TERM OF LEASE
                                 -------------

            3.1 COMMENCEMENT DATE. The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term". The term of this Lease shall commence on the Term Commencement Date. Landlord shall proceed with due diligence to complete construction work described in Exhibit "A" annexed hereto and hereby made a part hereof.

            3.2 CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. Except to the extent to which Tenant shall have given Landlord written notice (latent defects excluded), not later than the end of the first full calendar month next beginning after the date upon which Tenant first takes possession of the Premises, of respects in which Landlord has not performed Landlord's obligations under 13.26 and 13.27, Tenant shall have no claim that Landlord has failed to perform any of Landlord's obligations under 13.26 and 13.27. AS to any latent defects, unless Tenant has given written notice to Landlord no later than the end of the sixth full (6th calendar month next after the date upon which tenant first takes possession of the Premises specifying such latent defects, Tenant shall have no claim against Landlord therefor.

            3.3 OPTION TO TERMINATE. Tenant has the right to terminate this Lease at the end of year seven (7) only with twelve (12) months prior written notice to Landlord. A penalty of $100,000.00 will be due by Tenant to Landlord upon termination, if option is exercised.

                                  ARTICLE IV
                RENT, TAXES, OPERATING COSTS AND OTHER EXPENSES
                -----------------------------------------------

            4.1 RENT. Tenant agrees to pay base rent to Landlord or as directed by Landlord, in equal monthly installments as described in Article 1.2 in advance, on the first day of each and every calendar month of the Lease Term at Landlord's mailing address, or at such other place as Landlord shall from time to time designate, until notice of some other designation is given, rent and all other charges for which provision is herein made shall be paid by remittance to or to the order of 410 Forest Street Realty Trust.

Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the term of this Lease commences on a day other than the first day of the month, the first payment which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly rent for the partial month from the then commencement date to the first day of the succeeding month, and the rent for such succeeding calendar month.

Other charges payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

            4.2 TAXES. In addition to the base monthly rent to be paid by Tenant, and as part of the total rent due hereunder, Tenant shall pay to Landlord 100% of all taxes assessed against the Building and Land on which the same are located for any tax period during the Lease Term.

The term "taxes" means the real estate taxes, levies, betterment's, general assessments, water and sewer use, and other governmental charges and impositions of a regular, common, ordinary or recurring nature, which are or shall be imposed, become due and payable with respect to, the Building and the land on which same are located.

The term "tax period" means the period during which taxes are required to be paid, under applicable law. Thus, under the law presently in Marlborough, Massachusetts, the tax period means the period from July 1 of a calendar year to June 30 of the subsequent calendar year with one quarter of the taxes due and payable on August 1, the second quarter of taxes due on November 1, the third quarter due on February 1, and the last quarter on May 1.

Suitable adjustment in the determination of Tenant's obligation under this provision shall be made in the computation for any tax period which is greater than or less than twelve (12) full calendar months.

When the applicable tax bill is not available, then a tentative computation shall be made or the basis of the taxes for the next prior tax period, with a final adjustment to be made between Landlord and Tenant promptly after Landlord shall have received the applicable tax bill.

Payments by Tenant on account of taxes shall be made monthly and at the time and in the fashion herein provided for the payment of rent. The monthly amount so to be paid to the Landlord, in the aggregate, shall equal each payment by the Landlord on account of such taxes, at least ten (10) days before the day on which such payments by the Landlord would become delinquent.

Promptly, after receipt by the Landlord of bills for such taxes the Landlord shall advise the Tenant of the amount thereof, and furnish Tenant with a photocopy of such tax bills, and the computation of the Tenant's share on account thereof for the tax period included within the term of this Lease covered by such bill. If payments theretofore made for such period by the Tenant exceed such share, the Landlord shall credit the amount of overpayment against subsequent obligations of the Tenant; but if such share is greater than payments theretofore made on account for such period, the Tenant shall make suitable payment to the Landlord within twenty (20) days after being so advised by the Landlord. Further, if such taxes are abated, reduced or refunded, an equitable adjustment shall be made to reflect the Tenant's pro-rata share of the amount of such reduction less all costs incurred by the Landlord in securing the same; but the pendancy of any application or other proceeding relating to any such abatement, reduction or refund shall not delay the computation and payment by the Tenant to be made hereunder. (In no event, however, will the base rent hereunder be reduced as a result of any abatement or decrease in taxes.)

The Tenant's share of such taxes shall be adjusted equitably for and with respect to any portion of the Lease Term hereof which does not include an entire tax period.

Landlord shall have the same rights and remedies of the nonpayment by the Tenant of any amounts due on account of such taxes as the Landlord has hereunder for the failure of the Tenant to pay the rent.

If some method or type of taxation shall replace the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that the Tenant shall a an equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that the Tenant's share thereof shall be, to the maximum extent practicable, comparable to that which the Tenant would bear under the foregoing provisions.

            4.3 SECURITY DEPOSIT. Upon the execution of this Lease, the Tenant shall pay to the Landlord the amount of $13,000.00 which shall be held as security for the Tenant's performance as herein provided and refunded to the Tenant at the end of this Lease subject to the Tenant's satisfactory compliance with the conditions hereof. Landlord hereby acknowledges receipt of security deposit. The Tenant agrees it shall not be entitled any interest from Landlord for said security deposit. The parties agree that said security deposit shall be deposited in a money market, or equivalent account of the Landlord's choice. The Tenant agrees the Landlord shall not be obligated to segregate said security deposit, but rather may deposit same in account together with other funds owned by the Landlord.

In the event Tenant defaults in respect of any term or provision of this Lease, including without limitation, payment of rent, Landlord may use, apply or retain the whole or any part of such security deposit for the payment of any rent in default or for any sums which Landlord may spend or be required to spend by reason of Tenant's default, whereupon Tenant shall promptly restore such security deposit to its original amount.

            4.4 OPERATING COSTS. In addition to the rent to be paid by Tenant and as a part of the total rent due hereunder, Tenant shall pay to Landlord an annual management fee of three percent (3%) of base rents, as well as the amount of all reasonable Operating Costs of every type and nature (except as provided below) attributable to the Building.

Without limitation, the term "Operating Costs" shall include, (1) all costs to the Landlord for supplying snow removal and landscaping services to the land on which the Building is located; (2) all costs and expenses to the Landlord (including reasonable and appropriate reserves) for services, materials and supplies furnished or used in the operation, replacement, repair, maintenance, cleaning and protection of the Building and the Land on which same is located, such costs and expenses to be reasonable and customary for similar buildings in the areas in which the subject Premises are located; (3) all premiums for insurance against damage or loss to the

Building from such hazards as shall from time to time be generally required by institutional lenders in the Boston area for similar properties, including, but not limited to, insurance covering loss of rent attributable to any such hazards and public liability insurance; 4 cost for the City of Marlborough water/sewer connection.

Operating costs do not include the following; expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty that are paid by insurance; income and franchise taxes of Landlord; expenses incurred in leasing or to procuring tenants, leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage encumbering the Land or the Building; compensation paid to any employee of Landlord above the grade of property manager; or operating costs which are the responsibility of Tenants.

Payments by Tenant on account of Operating Costs shall be made monthly, in advance, and at a time and in fashion herein provided for the payment of Rent. The amounts so to be paid to Landlord shall be an amount sufficient to cover, in the aggregate, a sum equal to Operating costs for each calendar year during the Lease Term.

Promptly after the end of each calendar year during the term of this Lease, Landlord shall submit to Tenant a reasonably detailed accounting, in accordance with accepted accounting practices, of Operating Costs for such calendar year, and Landlord shall certify to the accuracy thereof. If payments theretofore made for such calendar year by Tenant exceed actual operating costs, according to such statement, Landlord shall refund the amount of overpayment within thirty
(30) days after submitting the accounting of Operating Costs; but, if actual operating costs is greater than payments theretofore made on account for such period, Tenant shall make suitable payment to Landlord within thirty (30) days after being so advised by Landlord. Upon written request by Tenant made within fifteen (15) days of the date of submission of said account Landlord shall provide to Tenant for its review copies of any bill supporting the figures contained in said account.

            4.5 UTILITIES. Tenant shall pay prior to delinquency, directly to the company furnishing same, all charges for all water, gas, heat, cooling, light, power, telephone service, janitorial service, trash removal, lawn and replacement of glass broken and all other services supplied to the Premises at the request of Tenant during the Term, and for so long as Tenant occupies any portion of the Premises.

Tenant covenants and agrees that at all times its use of any of the utility services shall never exceed the capacity of the mains, ducts and conduits bringing utility services to the Building or the Premises.

Tenant shall pay for any necessary maintenance charges for utility services provided to the Premises and shall furnish all electrical lighting bulbs and tubes.

Landlord shall not be liable for any interruption or failure of utility services on the Premises not caused by Landlord.

            4.6 TRIPLE NET LEASE. This Lease shall be deemed and construed to be a "Net/Net/Net Lease," and the Landlord shall receive all rents provided for herein, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever.

                                    ARTICLE V
                                USE OF PREMISES
                                ---------------

            5.1 PERMITTED USE. Tenant agrees that the Leased Premises shall be used and occupied for the purpose specified as the Use thereof, in Section 1.2 of this Lease, and for no other purpose or purposes.

Tenant further agrees to conform to the following provisions during the entire Lease Term:

            (a) No auction, fire, distress, bankruptcy or other type sales may be conducted within or without the Premises without the prior written consent of Landlord;

            (b) Tenant shall cause all freight to be delivered or removed, and all garbage or refuse to be removed from the building and the Premises in accordance with reasonable rules and regulations therefore established by Landlord; and until removal is effected, Tenant shall keep all garbage or refuse in the Premises suitably covered and deodorized.

            (c) Tenant shall take any and all steps required reasonably to prevent insect and vermin infestation of the Premises, and shall maintain such practices as Landlord may require reasonably to that end;

            (d) Tenant shall not place on the exterior or exterior walls (including both interior and exterior surfaces of windows and doors), or on the roof of the Building or in any other part of the Building or the Premises, any signs or any symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the Premises without the prior consent of Landlord, except the Building Standard of 10" black metal letters and signs or lettering on the entry doors to the Premises of the type commonly and customarily used for purpose of identifying and locating the Premises. Said permitted signage is at the sole cost and expense of the Tenant. Where Landlord establishes reasonable standards for such signs, Tenant agrees to conform to the same and to submit for Landlord's prior approval, such approval not to be withheld unreasonably, a plan or sketch of the sign to be placed on such entry doors. Without limitation, lettering on windows is expressly prohibited; except that Tenant may install on building the sign approved in the letter dated May 3, 1996.

            (e) Tenant shall not perform any. acts or carry on any practice which may injure the Premises or any part of the Building, or Overload the floors or walls beyond design loads, or cause any offensive odors or loud noise, nor shall Tenant permit or commit any waste;

            (f) Tenant shall not alter or add to the Leased Premises except, on each occasion, in accordance with written consent from Landlord, which consent Landlord agrees not to withhold unreasonably. All allowed alterations or additions shall be at the Tenant's expense and shall be in quality at least equal to the present construction and made in accordance with all applicable laws. All permanent Leasehold alterations or improvements made by the Tenant shall become the property of the Landlord at the termination of occupancy as provided herein except trade fixtures, equipment, machinery personal property, appliances, environmental fans, electrical equipment, and other equipment required for permitted use. However, at the expiration of this Lease, the Tenant shall remove all of the Tenants goods, including without limitation, trade fixtures, equipment, machinery appliances, wastewater treatment equipment, effects and property as are in the Leased Premises; as well as such of the alterations and additions made by Tenant, if any, as Landlord may request; and the Tenant shall repair any damage caused by such removal and restore the Premises to the condition they were on the Commencement Date or as permitted or required hereunder.

            (g) Tenant will always conduct its operations in the Premises and make any permitted alterations or improvements in compliance with all applicable laws, rules, regulations and ordinances affecting the Premises or the specific conduct of its business in the Premises; and if any governmental license or permit shall be required for the proper and lawful conduct of the Tenant's business in the Premises, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall make all repairs, alterations, additions or replacements to the Leased Premises required by any order, ordinance, law, rule or regulation of any public authority required solely because of Tenants particular use of the Leased Premises.

                                   ARTICLE VI
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

            6.1 LANDLORD'S CONSENT. Tenant shall not, without first obtaining on each occasion the written consent of the Landlord which consent shall not be unreasonably withheld, (i) assign this Lease, (ii) sublet the whole or any part of the Leased Premises, (iii) license any person or entity to use or occupy all or any part of the Leased Premises, (iv) grant any person or entity the use, benefit, enjoyment or right to occupy the whole or any part of the Leased Premises, including without limitation any such arrangement pursuant to a "management contract," so-called, or v) transfer the whole or any part of the Tenant's interest hereunder, whether by absolute transfer or transfer by way of security. No consent by the Landlord pursuant to this paragraph shall be deemed a waiver of the obligation to obtain the Landlord's consent on any subsequent occasion; no waiver of the foregoing restrictions or any portion thereof shall constitute a waiver or consent in any other instance; and the Tenant shall remain at all items responsible for the performance of all of the terms, condition, covenants or agreements contained in this Lease.

In the event the Tenant intends to assign, sublet or part with the possession of the Leased Premises or any part thereof, it shall deliver to the Landlord notice in writing of such intention and the Landlord shall have thirty (30) days from the date of the receipt of such notice within which to elect to terminate the within Lease by notice in writing delivered to Tenant whereupon the within Lease shall be terminated as of the expiration of such thirty (30) day period, then the Tenant may with the consent of the Landlord in writing first had and obtained, such consent not to unreasonably or arbitrarily withheld, assign or sublet the Premises, provided further, however, and it is made a condition of the giving of such consent that:

            (a) The proposed assignee, sublessee or transferee of this Lease shall agree in writing to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed upon the Tenant herein in the form to be approved by the Landlord;

            (b) No assignment, sublease or transfer shall in any manner release the Tenant and guarantor, if any, from its covenants and obligations hereunder.

If Tenant is a corporation, partnership or other legal entity and if all or substantially all of the assets of Tenant shall be sold, assigned or transferred with or without a specific assignment of this Lease or, if Tenant shall merge or consolidate with any firm, corporation or other legal entity, and Tenant is not the survivor in any such combination, Landlord at its option may, by giving ten (10) days prior written notice to Tenant, declare such change a breach of this Lease subject to the remedies provided for breach in Article XI hereof.

If tenant is a sole proprietorship, Landlord shall have the option to terminate this Lease in the event of Tenant's incapacity or death upon ten (10) days' prior written notice to Tenant or its legal representative.

In lieu of granting permission to assign or sublet as indicated above, Landlord reserves the right to terminate this tease and enter into a new lease with a new tenant.

                                   ARTICLE VII
                            CONDITION OF THE PREMISES
                            -------------------------

            7.1 LANDLORD'S AGREEMENT. Except as otherwise provided in this Lease, Landlord agrees at its cost and expense to keep in good order, condition and repair the roof, load-bearing walls, (excluding finish and coverings), foundations and all other structural (i.e., load-bearing or otherwise essential to the integrity of the Premises) portions of the Premises and the Building, insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the condition of glass in and about the Premises or for the doors leading to the Premises or for any condition in the Premises or the Building caused by any act or neglect of Tenant or any contractor, agent, invitee, licensee, servant or employee of Tenant.

            7.2 MAINTENANCE. In addition to its obligation under Section 7.1, Landlord agrees, (with reimbursement by Tenant), to otherwise keep, manage, maintain and operate the common areas of the Building (including snow removal), in good conditions and repair, provided that Landlord shall not be responsible for any condition caused by the act or neglect of Tenant or any contractor, agent, invitee, licensee, servant or employee of Tenant. Landlord shall not be responsible for Tenant or those claiming through Tenant for any interruption in any services to be provided by Landlord due to forces beyond Landlord's control.

            7.3 LANDLORD'S LIABILITY. Landlord shall not be responsible to make any improvements or repairs to the Building or the Premises other than as expressly provided in this Article, unless expressly provided otherwise in this Lease.

Further, Landlord shall never be liable for any failure to make repairs which, under the provisions of this Article or elsewhere in this Lease, Landlord has undertaken to make unless:

            (a) Tenant has given notice to Landlord of the need to make such repairs, or of a condition in the Building or in the Premises requiring any repair for which Landlord is responsible; and

            (b) Landlord has failed to commence to make such repairs within ten
(10) days after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

Pending such repair by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury or loss or damage to persons or property.

             7.4 TENANT'S AGREEMENT. Tenant acknowledges that, as of the date hereof, the Premises are in good order, conditions and repair and as represented to Tenant. Consistent therewith, Tenant acknowledges to Landlord its agreement to Lease, in an "as is" condition, the entire Premises without any warranty or obligation on the part of Landlord except for the work which Landlord has agreed to undertake pursuant to the provisions of Article III hereof.

From and after the Commencement Date hereof, and for so long as Tenant remains in occupancy of any part of the Premises, Tenant shall, at its sole cost and expense, maintain and repair all equipment involved in the operation of the Premises including, but without limitation all HVAC, electrical and plumbing systems. If any HVAC, plumbing or electrical equipment or systems, fixture or appliance requires replacement, Tenant shall notify Landlord in writing thereof and Landlord shall make such replacement, and Tenant shall immediately pay to the Landlord all costs incurred by Landlord in making such replacement. Tenant shall enter into a regularly scheduled preventative maintenance service contract with a maintenance contractor for servicing all HVAC systems and equipment within the Premises. The service will include all services suggested by the equipment manufacturer within the operation/maintenance manual and will become effective within thirty (30) days of the date Tenant takes possession of the Premises. Tenant shall, upon Landlord's request provide Landlord with evidence that all HVAC systems have undergone continual preventative maintenance.

Should any major component of the HVAC equipment require replacement, Tenant shall notify Landlord and Landlord shall make such replacement. If any replacement, has been made during the original or extended term of this Lease, Tenant shall, upon demand by Landlord, pay to Landlord that portion of the cost of such replacement equipment (including but not limited to installation cost thereof) as shall equal the product of such cost multiplied by a fraction, the numerator of which is the number of years (and any portion of a year) remaining in the original or extended term at the time of replacement and the denominator of which is the useful life of the replacement equipment (as estimated by the manufacturer).

Upon vacating the Premises, a "walk-through" will be made by the Tenant and a representative of the Landlord. At that time the following work must be scheduled: a) Interior carpets are to be vacuumed and shampooed, b) all holes or scrapes on wall surfaces are to be repaired, c) concrete slabs in any warehouse area are to be cleaned with a power scrubber, d) all bathroom fixtures, floors and walls are to be thoroughly cleaned. Cost of repairs and inspection will be at the sole expense of the Tenant.

Upon expiration or earlier termination of the Term, the Tenant will remove all of its property from the Leased Premises. If within ten (10) days after such expiration or termination, Tenant shall not have removed its property, Landlord shall give notice to tenant, and said property shall be deemed abandoned if Tenant has not removed same within ten (10) days of receipt of said notice. If Landlord shall elect to remove and store Tenant's property, Tenant shall pay to Landlord upon request for same, the costs and expenses incurred by Landlord in removing and storing such property. Tenant shall also pay the reasonable cost of repairing damage caused to the Premises by the removal of such property. Property so stored by Landlord shall be made available to Tenant upon five (5) days notice to Landlord and upon payment to Landlord of all sums remaining due the Landlord under the provisions of the Lease.

In the event of a default under this Lease or in the event Landlord is caused to expend sums pursuant to the provisions of this Article, Landlord shall have, in addition to any other remedies herein all rights under applicable law. To the extent permitted by Law, all of Tenant's property which may be on the Premises at any time or from time to time, during the Term shall be at Tenant's sole risk. From and after the Commencement Date hereof, and until the end of the Lease Term, and for so long thereafter as Tenant occupies any part of the Premises, Tenant will keep neat and maintain in good order, and condition and repair, the Premises and every part thereof, including glass, windows, and doors, excepting only those repairs for which Landlord is responsible under the terms of this Lease and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and further excepting reasonable wear and tear; and Tenant shall surrender the Premises, and all appurtenances and equipment, at the termination of the Lease, in such condition and shall remove all of Tenant's signs. Further, Tenant shall be responsible for the cost of repairs, excluding normal wear and tear, damage by the elements and insured casualty loss, which may be necessary by reason of damage to the Building by Tenant, Tenant's independent contractors, or Tenant's invitees, agents and servants, employees and licensees. Tenant shall replace any glass which may be damaged or broken with glass of the same quality.

If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same within ten (10) days, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith, on demand, pay to Landlord the cost thereof, and if Tenant shall default in such payment, Landlord shall have the remedies provided for the nonpayment of rent or other charges payable hereunder.

                                  ARTICLE VIII
                    INDEMNITY AND GENERAL LIABILITY INSURANCE
                    -----------------------------------------

            8.1 TENANT'S INDEMNITY. Tenant shall indemnify and hold harmless Landlord from and against any and all claims of whatever nature arising out of, directly or indirectly, any accident, injury or damage to person or property that shall happen in or about the Leased Premises or within the Building or the land on which the Building is located, where such accident, injury or damage results from any negligent or intentional acts or omissions of the Tenant, or Tenant's agents, employees, servants, licensee, or independent contractors.

This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

            8.2 GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises, written on an occurrence basis, a policy Of general liability and property damage insurance under which Landlord (and such other persons as are in privity of estate with Landlord as may be set out in notice from time to time) and Tenant are named as insured, and under which the insurer agrees to indemnify and hold Landlord and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages mentioned in Section 8.1 of this Article VIII. Each such policy shall be non-cancelable and non-amendable with respect to Landlord and Landlord's said designees without ten (10) days prior notice to Landlord, and a duplicate original or certificate thereof shall be delivered to Landlord. The limits of liability of such insurance shall be ONE MILLION DOLLARS ($1,000,000.00) for bodily injury (Or death) whether to one or more persons, and ONE HUNDRED THOUSAND DOLLARS ($100,000.00) with respect to damage to property, and such higher limits, if procurable, as may from time to time be reasonably required by Landlord's Lender. Further, Tenant shall maintain and keep in force employees' compensation insurance prepared under Massachusetts laws, and such other insurance necessary to protect Landlord against any other liability to person or property arising hereunder by operation or law now in effect or subsequently adopted.

            8.3 TENANT'S RISK. To the maximum extent this agreement may be made effective according to law, Tenant agrees to use and occupy the Leased Premises and to use such other portions of the Building, and the land on which the same is located, as Tenant is herein given the right to use at Tenant's own risk; and except for loss or damage arising from the acts, omissions or negligence of Landlord, its contractors, licensees, agents, servants or employees, Landlord shall have no responsibility for any loss of or damage to furniture, merchandise, effects or other personal property of any kind of Tenant, (excepting Leasehold improvements) or anyone claiming through Tenant. The provisions of this Section shall be applicable from and after the execution of this Lease and until the end of the term of this Lease, and during such further period as Tenant my use or be in occupancy of any part of the Premises or of the Building.

            8.4 INJURY CAUSED BY THIRD PARTIES. To the maximum extent that this agreement may be made effective according to law, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omission of persons occupying adjoining Premises, or any part of Premises adjacent to or connected to the Leased Premises or any part of the Building, or otherwise or for ant loss or damage resulting to Tenant or those claiming by, through or under Tenant or its or their property, resulting from fire, explosion, falling plaster, steam, water, gas, sewer, steam pipes, electricity, electrical disturbance, rain, snow, or leaks from any part of the Building, or from the pipes, appliances, plumbing works, roof, street, or subsurface or from any other place, or caused by dampness or by any other cause or by whatever nature, unless caused by or due to the negligence of Landlord its agents, servants or employees and then only after (i) notice to Landlord of the condition claimed to constitute negligence, and (ii the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property.

                                   ARTICLE IX
                           LANDLORD'S RIGHT OF ACCESS
                           --------------------------

            9.1 LANDLORD'S RIGHT OF ACCESS. Landlord and its designees shall have the right to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs upon 24 hours notice (it being understood and agreed, however, that said notice and hour requirements shall in no event apply to emergency situations) to the same, or for the purpose of exhibiting the Leased Premises to prospective or existing mortgagees or purchasers of all or any part of the Building; and or a period commencing six (6) months prior to the expiration of the term of this Lease, Landlord may have reasonable access to the Premises upon 24 hour notice, at all reasonable hours for the purpose of exhibiting the same to prospective tenants.

                                    ARTICLE X
                           FIRE, EMINENT DOMAIN, ETC.
                           --------------------------

            10.1 ABATEMENT OF RENT. If the Premises shall be damaged by fire or casualty, the rent and the charges payable by Tenant under Section 4.1, Section
4.2 and Section 4.4 hereof shall abate or be reduced proportionately for the period in which, by reason Of such damage, there is substantial interference with the operation of Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end as and when Landlord shall have restored the Premises to such conditions as will allow Tenant to recommence Tenant's use of the Premises, as hereinafter provided. In the event of termination of this Lease pursuant to this Article, this Lease shall come to an end and cease as of the date of such destruction or damage, except Tenant shall be liable for and pay promptly to Landlord any rent or other charges then in arrears.

If the Premises shall be affected by any exercise of the power of eminent domain, then the rent and the charges payable by Tenant under Sections 4.1, 4.2 and 4.4 hereof shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

            10.2 LANDLORD'S RIGHT OF TERMINATION. In case during the term hereof the Leased Premises or the Building shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or other casualty, Landlord shall forthwith proceed to repair such damage and restore the Leased Premises, or so much thereof as was originally constructed by Landlord, to substantially their condition at the time of such damage, (subject, however, to zoning laws and building codes then in existence), but Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control. If the Leased Premises or the Building are partially damaged, Landlord's repairs must be substantially completed within sixty (60) days from the date the damage occurred. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damaged of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence, or any part of the Building is taken by any exercise of the right of eminent) domain, then Landlord and Tenant shall have the right to terminate this Lease (even if the Landlord's entire interest in the Premises may have been divested) by giving notice of election so to do, whereupon this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

If this Lease is not terminated as hereinbefore provided, Landlord shall commence restoration not later than thirty (30) days after the occurrence of damage by fire or casualty or condemnation, but if Landlord shall not substantially complete said restoration within ninety (90) days following the commencement of restoration, Tenant shall have the right to then terminate this Lease without liability or penalty for same by giving written notice to Landlord of its intent to do so, whereupon this Lease shall terminate as of the date of such notice and be of no further force and effect, except Tenant shall remain liable and promptly pay to Landlord any rent or other charges then in arrears. Further, in the event this Lease is not terminated as hereinbefore provided, Landlord shall only be required to repair or restore so much of the Premises originally constructed by Landlord to substantially their condition at the time of such damage (subject, however, to zoning and building laws and codes then in existence); and Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control. Landlord's obligations hereunder shall in no event include Tenant's fixtures, furnishings or equipment and Tenant shall at its own expense, proceeding with all reasonable diligence, repair, or replace such of its fixtures, furnishings and equipment as may have been damaged or destroyed.

            10.3 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the land on which the same is located, as aforesaid. With regard to any eminent domain proceedings affecting the Premises of which Landlord has noticed, Landlord shall notify Tenant in writing of such proceedings.

Tenant shall have the right, at its sole cost and expense to prosecute in any such condemnation proceeding a claim for the value of any of Tenant's Leasehold interest and usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority, and provided further, that Tenant shall have no recourse against Landlord for any compensation for the value of Tenant's leasehold interest and/or trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE XI
                                     DEFAULT
                                     -------

            11.1 TENANT'S DEFAULT. If - - -

            (a) Tenant shall fail to pay the base rent or other charge for which provision is made herein on or before the date on which the same becomes due and payable, and the same continues for five (5) days after written notice from Landlord is delivered to Tenant thereof, or

            (b) Landlord having rightfully given the notice specified in subsection a) above to Tenant twice in any six (6) month period, Tenant shall thereafter fail to pay the base rent or other charges on or before the date on which the same becomes due and payable; or

            (c) Tenant shall fail to perform or observe some term or condition of this which because of its character, would immediately jeopardize Landlord's interest; or

            (d) Tenant shall fail to perform or observe any other term or condition contained in this Lease, and Tenant shall not cure such failure within thirty (30) days after written notice from Landlord delivered to Tenant; or

            (e) The estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to taw, or if any assignment or trust mortgage arrangement, so-called, shall be made of the property of Tenant for the benefit of creditors, of if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, which proceeding shall not have been diligently contested by Tenant within sixty (60) days after their commencement, or if a petition shall be filed for the reorganization of Tenant under any provisions of the Bankruptcy Act now or hereafter enacted, of if Tenant shall file a petition for such reorganization, or for arrangements under provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts, or if the interest of the Tenant herein shall be sold under execution or any other legal process.

            (f) Tenant fails to comply with the Use of the Premises specified in paragraph 1.2.

            (g) There occurs any interruption for a period of thirty (30) or more days of Tenant's possession of Premises or cessation of Tenant's business as conducted at the commencement of the Lease, whether voluntary or involuntary (unless caused by the actions of Landlord or another tenant occupying the Building).

Then and in any of such events, and in addition to any rights or remedies of the Landlord, hereunder and/or provided by law, at the option of the Landlord:

            - - - - (i) Upon five (5) days written notice to Tenant, Landlord may declare the Term ended and re-enter the Premises and take possession thereof and remove all persons and property therefrom, and the Tenant shall have no further claim thereon or thereunder and the Landlords shall hold the Premises as if this Lease had not been made; or

            - - - - (ii) Landlord may elect to terminate this Lease and recover, as damages from Tenant: (a) the worth at the time of award of the unpaid rent which had been earned through the time of termination; and (b) the work at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; and (c) the worth at the time of award of the amount by which the unpaid rent of the balance of the Term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate the Landlord for all the detriment approximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including but not limited to those incurred in retaking possession of any Premises in making repairs that the Tenant was obligated to make in preparing the Premises for re-letting, in re-letting the Premises in and reasonable attorney's fees and court costs. The "worth at the time of award" of the amounts referred to in subparagraph (ii) (a) above in this Article, shall be computed, by allowing interest at the rate of two percent (2%) in excess of the "Prime Rate" being charged at the First National Bank of Boston. The "worth at the time of award" of the amount referred to in subparagraph (ii) (c) above in this Article shall be computed by discounting such above amount at the "Discount Rate" of the Federal Reserve Bank of Boston in effect at the time of award plus one percent (1%). Landlord shall use its best efforts to mitigate damages to the extent required by Massachusetts law. Efforts by the Landlord to mitigate the damages caused by the Tenant's breach of this Lease do not constitute a waiver of the Landlord's right to recover the damages under this subparagraph (h) and nothing in this subparagraph (h) affects the right of the Landlord to indemnification for liability arising prior to the termination of this Lease for personal injuries or property damage as provided in this Lease; or

            ---- (iii) Landlord may elect not to terminate this Lease and for 50 long as the Landlord does not terminate the Tenant's right to possession, this Lease shall continue in effect and the Landlord shall continue to perform its obligations under this Lease and may enforce all its rights and remedies under this Lease, including, but not by the way of limitation, the right to recover the rent as it becomes due under this Lease. For the purposes of this subparagraph "(iii)" the following shall not constitute a termination of the Tenant's right to possession: (a) acts of maintenance or preservation or efforts to relet the Premises; or (b) the appointment of a receiver upon initiative of the Landlord to protect the Landlord's interest under this Lease.

Nothing in this Article 11.1 shall affect the rights of the parties under statutory provisions relating to actions for unlawful detainer, forcible entry and forcible detainer; provided, however, after the Landlord obtains possession of the Premises under a judgment for restitution or forfeiture of the Tenant's interest, the Landlord will no longer be entitled to treat this Lease as continuing in effect unless the Tenant obtains relief from the forfeiture or restitution to its former estate under the applicable statutory provisions. The bringing of any action described in this subparagraph shall not affect the Landlord's right to bring a separate action for relief on termination, for liquidated damages, or in equity, but the Landlord shall recover no damages in the subsequent action for any detriment for which a claim for damages was made and determined on the merits in the previous action.

In the event of any entry or taking possession of the Premises by Landlord under this Article 11.1, the Landlord shall have the right, but not the obligation to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof.

For all applicable purposes of this Article 11.1 the rental agreed to be paid by Tenant or the amount of rent payable by the Tenant shall be deemed to be the sum total of the following: the rent reserved in Article 4.1 thereof, the taxes and assessments reserved in Article 4.2 thereof, the sums called for in Articles 4.4 and 8.2 and all other sums and charges which Tenant is obligated to pay under this Lease.

The remedies given to Landlord in this Article shall be cumulative and in addition to all other rights or remedies which the Landlord may have under applicable laws then in force.

            11.2 LATE CHARGE. The Tenant shall pay to Landlord a late charge of 10 percent (10%) of any rent or other payment due hereunder not received by Landlord within ten (10) days after said payment is due. Said late charge shall continue to accrue each month until said arrearage is paid in full.

            11.3 ATTORNEYS FEES. Landlord shall be entitled to collect all reasonable costs and expenses, including but not limited to, reasonable attorney's fees, expended by Landlord to collect any rent or other payments due hereunder or in any manner to enforce the Tenant's obligations hereunder.

            11.4 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such shorter period of time as may be specified in this Lease), or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                   ARTICLE XII
                            BANKRUPTCY OR INSOLVENCY
                            ------------------------

            l2.1 In the event that the Tenant or any general partner of the Tenant shall become a Debtor under the Bankruptcy Code and the Trustee or the Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all the terms and conditions of Article XII, subsections 2 and 4 hereof are satisfied. If such Trustee shall fail to elect to assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. The Landlord shall be thereupon immediately entitled to possession of the demised Premises without further obligation to the Tenant or the Trustee, and this Lease shall be terminated, but the Landlord's right to be compensated for damages both at law and as provided in Article XI hereof in such case shall survive.

            12.2 No election by the Trustee or Debtor-In-Possession to assume this Lease, whether under Chapter 7, 11 or 13, shall be effective unless each of the following conditions, which the Landlord and the Tenant acknowledge and agree are commercially reasonable in the context of a bankruptcy case of the Tenant, have been satisfied, and the Landlord has so acknowledged in writing:

            1. The trustee or the Debtor-In-Possession has cured, or has provided the Landlord adequate assurance (as hereinafter defined) that:

                  (a) Within ten (10) days from the date of such assumption, the Trustee will cure all monetary defaults under this Lease; and

                  (b) Within thirty (30) days from the date of such assumption, the Trustee will cure all non-monetary defaults under this Lease.

            2. The Trustee or Debtor-In-Possession has compensated, or has provided to the Landlord adequate assurance (as hereinafter defined) that within ten (10) days from the date of assumption, the Landlord will be compensated for any pecuniary loss incurred by the Landlord arising from the default of the Tenant, the Trustee, or the Debtor-In-Possession as recited the Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-In-Possession.

            3. The Trustee or the Debtor-In-Possession) has provided the Landlord with adequate assurance (as hereinafter defined) of the future performance of each of the Tenant's, the Trustee's or Debtor-In-Possession's obligation under this Lease, provided, however that:

The obligations imposed upon the Trustee or Debtor-In-Possession under this Lease shall continue with respect to the Tenant or any assignee of this Lease after the completion of the bankruptcy case, subject to any further and/or increased obligations which thereafter are imposed by any provisions of this Lease.

            4. The assumption of this Lease will not:

                  (a) Breach any provision in this Lease or any other Lease, mortgage, financing agreement or other agreement by which the Landlord is bound relating to the Office Building: or

                  (b) Disrupt, in the Landlord's judgment, the Tenant mix of the Building or any other attempt by the Landlord to provide a specific variety of Tenant' uses in the Building which, in the Landlord's judgment, would be most beneficial and would enhance the image, reputation, and profitability of the Building.

            5. The assumption has been ratified and approved by order of such court or courts as have final jurisdiction over the Bankruptcy Code.

            B. For the purposes of this Section 12.2, the Landlord and the Tenant acknowledge that, in the context of a bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance" shall mean:

            1. The Trustee or Debtor-In-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure the Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of the Tenant under this Lease, and to keep the demised Premises operating with sufficient employees to conduct a fully-operational, actively promoted business on the demised Premises; and

            2. The Bankruptcy Court or such court as is exercising jurisdiction over the Bankruptcy Code shall have entered an Order segregating sufficient cash payable to the Landlord and/or the Trustee or Debtor-In-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of the Tenant, the Trustee or Debtor-In-Possession, acceptable as to value and kind to the Landlord, to secure to the Landlord the obligation of the Trustee or Debtor-In-Possession to cure any monetary and/or nonmonetary defaults under this Lease within the time periods set forth above.

            12.3 In the event that this Lease is assumed by a Trustee appointed for the Tenant or by the Tenant as Debtor-In-Possession and thereafter the Tenant is liquidated or files as subsequent Petition for reorganization or adjustment of debts under Chapter 11 or 13 of the Bankruptcy Code, then, and in either such event, the Landlord may, at its option, terminate this Lease and all rights of the Tenant hereunder, by giving the Tenant written notice of its election so to terminate, within thirty (30) days after the Landlord shall have received written notice of the occurrence of either such event, but the Landlord's right to be compensated for damages both at law and as provided in
Article XI hereof shall survive.

            12.4 If the Trustee or Debtor-In-Possession has assumed this Lease pursuant to the terms and provisions of sections 12.1 and 12.2 hereof, for the purpose of assigning (or elects to assign) the Tenant's interest under this Lease, or the estate created thereby to any other person such interest or estate may be so assigned only if the Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance of the future performance (as defined in this Section 12.4) of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

For the purposes of this Section 12.4, the Landlord and the Tenant acknowledge that, in the context of a bankruptcy proceeding of the Tenant, at a minimum, "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and the Landlord has so acknowledged in writing:

            (1) The assignee has submitted a current financial statement audited by a Certified Public Accountant which shows a net worth and working capital in amounts (which amounts shall in no event be less that the greater of those of the Tenant and any guarantor of the Tenant's obligations hereunder at the time of the execution of this Lease) determined to be sufficient by the Landlord to assure the future performance by such assignee of then Tenant's obligations under this Lease;

            (2) The assignee, if requested by the Landlord, shall have obtained guarantees in form and substance satisfactory to the Landlord from one or more persons who satisfy the Landlord's standards of creditworthiness;

            (3) The assignee has submitted in writing evidence, satisfactory to the Landlord, of substantial experience in the conducting of the type of business permitted under this Lease;

            (4) The Landlord has obtained all consents and waivers from any third party required under any Lease, mortgage, financing arrangement or other agreement by which the Landlord is bound to permit the Landlord to consent to such assignment;

            (5) The assignee has supplied such additional information required to be supplied by Article VI hereof and has complied with any other provisions, conditions and requirements set forth in said Article VI for an assignment of the Tenant's interest in this Lease or the estate created thereby; and

            (6) The assignee had deposited with the Landlord a security deposit in such amount as determined by the Landlord to be appropriate based upon the financial information supplied under this Section 12.4.

            12.5 When, pursuant to the Bankruptcy Code, the Trustee or Debtor-In-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the demised Premises or any portion thereof, such charges shall not be less than the average monthly amount paid on account of rent for the preceding calendar month and any other charges payable by the Tenant hereunder.

            12.6 Neither the Tenant's interest in this Lease, nor any lesser interest of the Tenant herein, nor any estate of the Tenant created hereby, shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of the Tenant unless the Landlord shall consent to such transfer in writing. No acceptance by the Landlord of rent or any other payments from any such trustee, receiver, assignee, person or other entity shall be deemed to have waived, nor shall it waive the need to obtain the Landlord's consent or the Landlord's right to terminate this Lease for any transfer of the Tenant's interest under this Lease without such consent.

            12.7 The rights and remedies of the Landlord contained in the provisions of this Article XII are and shall be deemed to be in addition to, and not in limitation of, applicable provisions of Article XI and other provisions hereof, and any other rights which the Landlord may have under applicable statutory or case law. Whenever any of the terms or provisions of this Lease, including, without limitation, rental obligations, are modified pursuant to the provisions of this Article, upon the Landlord's request the parties hereto promptly shall execute, acknowledge and deliver a written instrument evidencing and confirming the same. In no event shall this Lease, after the term hereof has expired or has been terminated in accordance with the provisions hereof, be revived, and no stay or other proceeding shall nullify, postpone or otherwise affect the expiration or earlier termination of the term of this Lease pursuant to the provisions of Article XI hereof or prevent the Landlord from regaining possession of the demised Premises thereupon.

            12.8 The provisions of the Article XII shall apply to any general partner of the Tenant with the same force and effect as they shall apply to the Tenant.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

            13.1 OIL AND HAZARDOUS WASTE. Tenant agrees that except in compliance with Environmental Laws, that Tenant shall not introduce on or transfer to the Premises or Property, any hazardous materials (as hereinafter defined); nor to dump, flush or otherwise dispose of any hazardous materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor to generate, store, use, release, spill or dispose of any hazardous materials in or on the Premises or the Property, or to transfer any hazardous materials from the Premises to any other location; and not to commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to hazardous materials. The prohibition on storage and use of hazardous materials shall in no event, however, preclude Tenant from the lawful storage and use of normal quantities of normal office products.

            Tenant agrees that if it or anyone claiming under it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any hazardous materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws, regardless of when such hazardous materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such hazardous materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such hazardous materials to the condition which existed prior to Tenant's disturbance thereof.

            Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any hazardous materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant's use of the Premises and, in particular, to Tenant's use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises.

            For purposes of this Lease, the term "hazardous materials" shall mean and include any oils, petroleum products, asbestos and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws.

            "Environmental Laws" shall mean any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of

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

pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other redemption thereof.

            Landlord warrants and represents that: (a) the ownership and operation of the Premises and the Property and any use, storage, treatment, disposal, or transportation of hazardous materials that has occurred in or on the Premises or the Property prior to the date of this Lease have been in compliance with Environmental Laws; (b) no release, leak, discharge, spill, disposal, or emission of hazardous materials has occurred in, on, or under the Premises or the Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Laws; (c) the Premises and Property are free of Hazardous Materials as of the date of this Lease. Landlord represents and warrants that there is no pending or threatened litigation or administrative investigation or proceeding concerning the Property of the Premises involving Hazardous Materials. Landlord warrants and represents that there are no asbestos-containing materials within the Premises or the Property, whether friable or non-friable. Landlord agrees to indemnify and hold harmless the Tenant from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant, and expert fees) arising during or after the term of this Lease from or in connection with
(i) the presence or suspected presence of asbestos-containing materials and any other hazardous materials introduced by the Tenant during its occupancy; or (ii) any violation of Environmental Laws by Landlord or any other tenant of the Property. The scope of this indemnity shall not include any liabilities arising from a violation of Environmental Laws by Tenant. This indemnity shall specifically survive the termination of: (i) the term of this Lease; (ii) the occupancy of the Premises by Tenant; or (iii) this Lease.

            13.2 NON-SUBROGATION. Insofar as, and to the extent that, the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the Commonwealth of Massachusetts (even though extra premium may result therefrom), Landlord and Tenant mutually agree that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof.

In the event that extra premium is payable to either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provisions is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall derogate from or otherwise affect releases elsewhere here contained of either party for claims.

            13.3 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's right hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof, shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requesting such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

            13.4 COVENANT OF QUIET ENJOYMENT. Tenant, subject to the terms and provisions of this Lease on payment of the rent and observing keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept and performed shall exclusively, lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises and all appurtenances thereto during the term hereof, including any extensions thereof, without hindrance or elections by Landlord or any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, expressed or implied; and it is understood and agreed that this covenant any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors', respective ownership of Landlord's interest hereunder.

Further, Tenant specifically agrees that neither any Trustee nor Beneficiary of Landlord (original or successor, shall ever by personally liable for any judgment against Landlord or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain a money judgment against Landlord and/or Landlord's assets and/or injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor) any successor Trustee to the persons named herein as Landlord, or any beneficiary of any Trust of which any person holding Landlord's interest is Trustee.

With respect to any obligation of Landlord to repair or replace or restore the Premises or with respect to services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulations of or by any governmental authority, or failure of supply or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

            13.5 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Leased Premises, Tenant agrees:

                  a) that, execution thereof by Landlord, and acceptance thereof by the holder of such mortgage shall never by treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

                  (b) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises by such holder.

With reference to any assignment of rents to a mortgage holder, Landlord shall assign to said mortgage holder only such rights to collect rents as Landlord shall have hereunder.

            13.6 MECHANICS' LIENS. Tenant agrees within thirty (30) days after Tenant has notice or within thirty (30) days after Landlord has notified Tenant thereof (whichever shall first occur) immediately to discharge (either by payment or by filing the necessary bond, or otherwise) any mechanics', materialmen's or other lien against the Premises and/or Landlord's interest therein, which liens may arise out of any payment due for, or purported to be due for, any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant in, upon or about the Premises.

            13.7 BROKERAGE. Landlord and Tenant respectively warrant and represent to the other that each has dealt with only Delta Commercial Properties as broker in connection with the consummation of this Lease and each party agrees to defend the same and indemnify the other party against any such claim for a brokerage commission arising by, through or under the other party as the case may be. Landlord agrees to pay all brokerage commission due.

            13.8 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

            13.9 PROVISIONS BINDING, ETC. Except as herein otherwise provided the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors, and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give written consent to a particular assignment or transfer as required by the provisions of Article VI hereof.

            13.10 NOTICES. Whenever, by the terms of this Lease, any communication, request, advice or notice shall or may be given either to Landlord or to Tenant, same shall be in writing and shall be sent by registered or certified mail, postage prepaid:

If intended for Landlord, addressed to Landlord at the address set forth in
Section 1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Section
1.2 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

All such notices shall be effective when deposited in the United States mail within the Continental United States, provided that the same are received in ordinary course at the address to which the same were sent.

Where provisions is made for the attention of an individual or department, the notice shall be effective only if notice is addressed to the attention of such individual or department.

            13.11 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a Lease any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation or option for, does not constitute an Agreement for the Land or the Premises and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only upon written agreement between Landlord and Tenant and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

            13.12 PARAGRAPH HEADINGS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

            13.13 RIGHTS OF MORTGAGEE. The Lease shall be subject and subordinate to any first mortgage on the Building, now in effect, unless the holder of such mortgage elects by notice to Tenant to have this Lease superior to its mortgage. In addition, Landlord shall have the option to subordinate this Lease to any other mortgage or deed of trust which includes the Premises as part of the mortgaged Premises, provided that the holder thereof enters into an agreement with Tenant by the terms of which (a) in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and provided Tenant is not in default hereunder, the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as Tenant of the Premises under the terms and conditions of this Lease and (b) Tenant will agree to recognize the holder of such mortgage as Landlord in such event. This agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Any such mortgage to which the Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. The Lot or Building, or both, are separately and together hereinafter in this Section 13.13 referred to as "the mortgaged Premises". The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

Upon entry and taking possession of the mortgaged Premises for any purpose other than foreclosure, the holder of a mortgage shall have all rights of Landlord and during the period of such possession, the duty to perform all Landlord's obligations under this Lease. No such holder shall be liable to perform any other of Landlord's covenants and obligations under this Lease.

Except as otherwise provided in Section 13.13 hereof, no such holder or a mortgage shall be liable, either as mortgagee or as holder of a collateral assignment of this Lease, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the mortgaged Premises for the purpose of foreclosing a mortgage. Upon entry for the purpose of foreclosing a mortgage, such holder shall be liable to perform all of the subsequent obligations of Landlord, subject to the provisions of this Section 13.13 and subject to and with the benefit of the provisions of Section 13.13, Provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the mortgaged Premises.

No fixed rent, additional rent, or any other charge shall be paid more then ten
(10) days prior to the due dates hereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenants rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 13.13 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable Time" as used above means and includes a reasonable time to obtain possession of the mortgaged Premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under Article III, any holder of a mortgage on the mortgaged Premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect not to perform Landlord 5 obligation under Article III and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III.

No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreement contained in this Article 13.13) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article 13,13. In the event Tenant has not executed and delivered such subordination agreement to the holder within fifteen (15) days of its request, then Tenant shall be deemed to be in immediate default of the terms of this Lease, with out any notice or time to cure.

            13.14 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage encumbering the Premises, or to Tenant, as the case may be, a written statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

            13.15 BUILDING FURTHER DEFINED. Whenever reference in this Lease is made to the term "Building", the same shall be read so the context appropriately admits or requires.

            13.16 SELF-HELP. Either party shall have the right, but shall not be required to do so, to pay such sums or, do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of the other to perform any of the provisions of this Lease, and in the vent of the exercise of such right by the non-defaulting party, the defaulting party agrees to pay to the non-defaulting party forthwith upon demand all such sums; and if Tenant shall default in such payment, Landlord shall have the same rights and remedies as Landlord has hereunder for the failure of Tenant to pay the minimum rent.

            13.17 HOLDING OVER. Any holding over by Tenant after the expiration of the terms of this Lease shall be treated as a tenancy at sufferance at the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable.

            13.18 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

            13.19 COMPLIANCE WITH REQUIREMENTS OF INSURER. The Tenant agrees to conform to and comply with all federal, state and municipal laws having jurisdiction of the Building and Leased Premises and to and with the requirements of regulations of any Board of Fire Underwriters or insurance company insuring the Building and the Leased Premises at the time with respect to care, maintenance, use and any consented-to alteration or addition of the Leased Premises and all at the Tenant's own expense.

            13.20 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Premises by the Landlord and the assignment of this Lease to the Purchaser, upon execution and delivery to Tenant of a written agreement to assume and carry out the duties and obligations of the Landlord under this Lease, the Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations hereunder arising out of any act or omission occurring after the consummation of such sale.

            13.21 CORPORATE VOTE, TRUSTEE CERTIFICATE, ETC. In the event Tenant is other than an individual, prior to the execution hereof, Tenant shall furnish to Landlord such written evidence of its authority to execute this Lease and perform its covenants herein set forth, as Landlord may require.

            13.22 MASSACHUSETTS QUALIFICATION. The Tenant shall promptly qualify to do business in the Commonwealth of Massachusetts.

            13.23 ROOF LEAKS. Prior to the Lease Commencement Date, Landlord shall repair the existing roof leaks.

            13.24 FUTURE EXPANSION NEEDS. Landlord will work with Tenant to the best Of Landlord's ability to meet Tenant's future expansion needs, either by constructing an addition to the Building or providing other lease space to Tenant.

            13.25 NON-DISTURBANCE AGREEMENT. Landlord will use its best effort to obtain a Non-Disturbance Agreement from the Mortgagor.

            13.26 TENANT IMPROVEMENTS. Landlord shall supply and install an additional overhead door at dock level as indicated on attached plan.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed, under seal, as of the date set forth below.

CUPLEX, INC.                             410 FOREST STREET REALTY TRUST


/s/ Ronald Ryno                          /s/ David P. Depietri
---------------------------------        ---------------------------------------
RONALD RYNO, PRESIDENT                   DAVID P. DEPIETRI, TRUSTEE

                                                       5/13/96